                         THE ROBERT MONDAVI CORPORATION
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                   EXHIBIT 11




                   COMPUTATION OF PRIMARY EARNINGS PER SHARE


                                          THREE MONTHS ENDED                SIX MONTHS ENDED
                                             DECEMBER 31,                     DECEMBER 31,
                                      ---------------------------     --------------------------
                                          1996           1995             1996          1995
                                      -----------     -----------     -----------    -----------
Weighted average number of
  common shares outstanding
  during the period                    15,010,697      14,760,933      14,985,539     14,390,655
Common Stock equivalents
  considered to be outstanding
  for periods presented:
  Options                                 595,276         633,630         578,049        576,765
                                      -----------     -----------     -----------    -----------
                                       15,605,973      15,394,563      15,563,588     14,967,420
                                      ===========     ===========     ===========    ===========

Net income                            $ 9,215,000     $ 8,059,000     $14,538,000    $12,616,000
                                      ===========     ===========     ===========    ===========

Primary earnings per share            $       .59     $       .52     $       .93    $       .84
                                      ===========     ===========     ===========    ===========





                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE


                                          THREE MONTHS ENDED           SIX MONTHS ENDED
                                             DECEMBER 31,                DECEMBER 31,
                                        ----------------------   --------------------------
                                           1996        1995          1996           1995
                                        ----------  ----------   ------------   -----------
Weighted average number of
  common shares outstanding
  during the period                     15,010,697   14,760,933     14,985,539    14,390,655
Common Stock equivalents
  considered to be outstanding
  for periods presented:
  Options                                  641,240      634,127        643,822       634,006
                                       -----------  -----------   ------------   -----------
                                        15,690,547   15,395,060     15,629,361    15,024,661
                                       -----------  -----------   ------------   -----------

Net income                             $ 9,215,000  $ 8,059,000    $14,538,000   $12,616,000
                                       ===========  ===========    ===========   ===========

Fully diluted earnings per share       $       .59  $       .52    $       .93   $       .84
                                       ===========  ===========    ===========   ===========


